Exhibit 10.1

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of November 26, 2012 by and between FleetCor Technologies, Inc., a Delaware corporation (the “Company”), and each of the entities identified on Schedule 1 hereto (each a “Seller” and collectively, the “Sellers”).

Background

A. The Sellers own in aggregate 22,371,502 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and have agreed to transfer, assign, sell, convey and deliver a portion of those shares to the Company on the terms and conditions set forth in this Agreement;

B. The Company has agreed to repurchase a portion of the shares of Common Stock held by the Sellers at the price and upon the terms and conditions provided in this Agreement (the “Repurchase”);

C. Promptly after the date hereof, the Sellers and the Company intend to commence an underwritten public offering (the “Public Offering”) of shares of Common Stock held by the Sellers and certain other Company stockholders (the “Underwritten Shares”);

D. The board of directors of the Company (the “Board”) formed a special committee of the Board (the “Special Committee”) comprised solely of independent directors to determine whether or not to authorize and to negotiate the terms of the Repurchase; and

E. The Special Committee has approved the Repurchase and related transactions that may be required in connection with the Repurchase.

THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Agreement

1. Repurchase.

(a) At the Closing (as defined below), subject to the satisfaction of the conditions and to the terms set forth in paragraph 1(b), each Seller, severally and not jointly, agrees to transfer, assign, sell, convey and deliver that number of shares of Common Stock equal to the number of shares sold by such Seller (plus any shares of Common Stock contributed by such Seller to charitable organizations prior to the execution of the Underwriting Agreement (as defined below)) in the Public Offering (as adjusted to reflect any reduction in the aggregate number of shares of Common Stock in accordance with the third sentence of this Section 1(a), which reduction, if any, shall be made amongst all Sellers on a Pro Rata Basis) to the Company, subject to rounding adjustments (the “Repurchase Shares”). The per share purchase price for each Repurchase Share shall be equal to the per share price at which the Sellers sell the Underwritten Shares to the underwriters in the Public Offering (the “Per Share Purchase Price”).

Notwithstanding the foregoing, in the event that the product of the Per Share Purchase Price and the aggregate number of Repurchase Shares is greater than $200 million, the number of Repurchase Shares shall be reduced to be equal to (i) $200 million divided by (ii) the Per Share Purchase Price, rounded down to the nearest whole share. The Company hereby agrees to purchase such Repurchase Shares from each such Seller at the Per Share Purchase Price. “Pro Rata Basis” shall mean the relative number of shares being sold by the Seller (plus any shares of Common Stock contributed by such Seller to charitable organizations prior to the execution of the Underwriting Agreement (as defined below)) in the Public Offering compared to the total shares to be sold by the Sellers in the Public Offering.

(b) The obligations of the Company to purchase the Repurchase Shares shall be subject to the closing of the Public Offering pursuant to an underwriting agreement by and among the Company, the Sellers, certain other Company stockholders and the underwriters named therein (the “Underwriting Agreement”) no later than 10 business days from the date hereof.

(c) The closing of the sale of the Repurchase Shares (the “Closing”) shall take place on the same day as the closing of the Public Offering at the offices of the Company in Norcross, Georgia, or at such other time and place as may be agreed upon by the Company and the Sellers. At the Closing, each Seller shall deliver to the Company, or as instructed by the Company, duly executed stock powers relating to the Repurchase Shares, as applicable, and the Company agrees to deliver to the Sellers an amount equal to the product of the Per Share Purchase Price and the aggregate number of Repurchase Shares by wire transfer of immediately available funds.

2. Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Sellers that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its

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subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or (iii) result in the violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement.

3. Representations of the Sellers. In connection with the transactions contemplated hereby, each of the Sellers severally and not jointly represents and warrants to the Company that:

(a) Such Seller is duly organized and existing under the laws of its state of organization.

(b) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Seller of this Agreement, and for the sale and delivery of the Repurchase Shares to be sold by such Seller hereunder, have been obtained; and such Seller has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Repurchase Shares to be sold by such Seller hereunder.

(c) This Agreement has been duly authorized, executed and delivered by such Seller and constitutes a valid and binding agreement of such Seller, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(d) The execution, delivery and performance by such Seller of this Agreement, the sale of the Repurchase Shares to be sold by such Seller and the consummation by such Seller of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Seller pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Seller is a party or by which such Seller is bound or to which any of the property or assets of such Seller is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Seller or (iii) result in the violation of any law or statute applicable to such Seller or any judgment, writ, injunction, decree, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over such Seller, except, in the case of clauses (i) and (iii), where such conflict, breach or violation would not impair in any material respects such Seller’s ability to fulfill its obligations under this Agreement; provided that no warranty is made in this clause (iii) with respect to the antifraud provisions of federal and state securities laws.

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(e) Such Seller has valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Repurchase Shares to be sold at the Closing by such Seller hereunder free and clear of all liens, encumbrances, equities or adverse claims; such Seller will have, immediately prior to the Closing, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Repurchase Shares to be sold at the Closing by such Seller, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Repurchase Shares and payment therefor pursuant hereto, good and valid title to such Repurchase Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Company.

(f) Such Seller (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase. Such Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Repurchase and the Repurchase Shares and has had full access to such other information concerning the Shares and the Company as it has requested. Such Seller has received all information that it believes is necessary or appropriate in connection with the Repurchase. Such Seller is an informed and sophisticated party and has engaged, to the extent such Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. Such Seller acknowledges that such Seller has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of such Seller in this Agreement.

4. Termination. This Agreement may be terminated at any time by the mutual written consent of the Company and the Sellers. Furthermore, this Agreement shall automatically terminate and be of no further force and effect, in the event that (a) the commencement of the Public Offering has not been publicly announced within 3 business days after the date hereof or (b) the conditions in paragraph 1(b) of this Agreement have not been satisfied within 10 business days after the date hereof.

5. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To the Sellers:

At the address listed for each Seller on Schedule 1 hereto.

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With a copy to (which shall not constitute notice):

Ropes & Gray LLP

111 South Wacker Drive, 46th Floor

Chicago, IL 60606-4309

Fax: (312) 845-5501

Attention: Andrew J. Terry

To the Company:

FleetCor Technologies, Inc.

5445 Triangle Parkway, Suite 400

Norcross, GA 30092

Fax: (770) 449-3471

Attention: Chief Financial Officer

With a copy to (which shall not constitute notice):

King & Spalding LLP

1180 Peachtree Street N.E.

Atlanta, GA 30309

Fax: (404) 572-5100

Attention: Alan J. Prince

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement and any other agreements ancillary thereto and executed and delivered on the date hereof embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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(d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e) Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by the Sellers and the Company and their respective successors and permitted assigns. Any purported assignment not permitted under this paragraph shall be null and void.

(f) No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

(g) Governing Law; Jurisdiction. This Agreement and all disputes arising out of or related to this Agreement (whether in contract, tort or otherwise) will be governed by and construed in accordance with the laws of the State of New York. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Each of the parties (i) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding relating to or arising out of, under or in connection with this Agreement, (ii) agrees that all claims in respect of such suit, action or proceeding, whether arising under contract, tort or otherwise, shall be brought, heard and determined exclusively in the Delaware Court of Chancery (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action or proceeding relating to or arising out of, under or in connection with this Agreement or the Company’s business or affairs in any other court, tribunal, forum or proceeding. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the parties agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in accordance with this paragraph, provided that nothing in the foregoing sentence shall affect the right of any party to serve legal process in any other manner permitted by law.

(h) Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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(i) Remedies. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(j) Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Sellers and the Company. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. Moreover, no failure by any party to insist upon strict performance of any of the provisions of this Agreement or to exercise any right or remedy arising out of a breach thereof shall constitute a waiver of any other provisions or any other breaches of this Agreement.

(k) Further Assurances. Each of the Company and the Sellers shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

(l) Expenses. Each of the Company and the Sellers shall bear their own expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

Company:

FLEETCOR TECHNOLOGIES, INC.

By:	/s/ Eric Dey
Name: Eric Dey
Title: Chief Financial Officer

[Signature Page to Stock Repurchase Agreement]

Sellers:

SUMMIT VENTURES VI-A, L.P.

By:	Summit Partners VI (GP), L.P., its general partner

By:	Summit Partners VI (GP), LLC, its general partner

By:	/s/ Joseph S. Trustey
Name: Joseph S. Trustey
Title: Member

SUMMIT VENTURES VI-B, L.P.

By:	Summit Partners VI (GP), L.P., its general partner

By:	Summit Partners VI (GP), LLC, its general partner

By:	/s/ Joseph S. Trustey
Name: Joseph S. Trustey
Title: Member

SUMMIT VI ADVISORS FUND, L.P.

By:	Summit Partners VI (GP), L.P., its general partner

By:	Summit Partners VI (GP), LLC, its general partner

By:	/s/ Joseph S. Trustey
Name: Joseph S. Trustey
Title: Member

[Signature Page to Stock Repurchase Agreement]

SUMMIT VI ENTREPRENEURS FUND, L.P.

By:	Summit Partners VI (GP), L.P., its general partner

By:	Summit Partners VI (GP), LLC, its general partner

By:	/s/ Joseph S. Trustey
Name: Joseph S. Trustey
Title: Member

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-A, L.P.

By:	Summit Partners PE VII, L.P., its general partner

By:	Summit Partners PE VII, LLC, its general partner

By:	/s/ Joseph S. Trustey
Name: Joseph S. Trustey
Title: Member

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-B, L.P.

By:	Summit Partners PE VII, L.P., its general partner

By:	Summit Partners PE VII, LLC, its general partner

By:	/s/ Joseph S. Trustey
Name: Joseph S. Trustey
Title: Member

[Signature Page to Stock Repurchase Agreement]

SUMMIT SUBORDINATED DEBT FUND II, L.P.

By:	Summit Partners SD II, LLC, its general partner

By:	Stamps, Woodsum & Co. IV, its managing member

By:	/s/ Joseph S. Trustey
Name: Joseph S. Trustey
Title: General Partner

SUMMIT INVESTORS VI, L.P.

By:	Summit Partners VI (GP), L.P., its general partner

By:	Summit Partners VI (GP), LLC, its general partner

By:	/s/ Joseph S. Trustey
Name: Joseph S. Trustey
Title: Member

SUMMIT INVESTORS I, LLC

By:	Summit Investors Management, LLC, its manager

By:	Summit Partners, L.P., its manager

By:	Summit Master Company, LLC, its general partner

By:	/s/ Joseph S. Trustey
Name: Joseph S. Trustey
Title: Member

[Signature Page to Stock Repurchase Agreement]

SUMMIT INVESTORS I (UK), L.P.

By:	Summit Investors Management, LLC, its general partner

By:	Summit Partners, L.P., its manager

By:	Summit Master Company, LLC, its general partner

By:	/s/ Joseph S. Trustey
Name: Joseph S. Trustey
Title: Member

[Signature Page to Stock Repurchase Agreement]

BAIN CAPITAL FUND VIII, LLC

By:	Bain Capital Fund VIII, L.P., its member

By:	Bain Capital Partners VIII, L.P., its general partner

By:	Bain Capital Investors, LLC, its general partner

By:	/s/ Andrew Balson
Name: Andrew Balson
Title: Managing Director

BCIP ASSOCIATES III, LLC

By:	BCIP Associates III, its manager

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Andrew Balson
Name: Andrew Balson
Title: Managing Director

BCIP T ASSOCIATES III, LLC

By:	BCIP Trust Associates III, its member

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Andrew Balson
Name: Andrew Balson
Title: Managing Director

[Signature Page to Stock Repurchase Agreement]

BCIP ASSOCIATES III-B, LLC

By:	BCIP Associates III-B, its manager

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Andrew Balson
Name: Andrew Balson
Title: Managing Director

BCIP T ASSOCIATES III-B, LLC

By:	BCIP Trust Associates III-B, its member

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Andrew Balson
Name: Andrew Balson
Title: Managing Director

BCIP ASSOCIATES-G

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Andrew Balson
Name: Andrew Balson
Title: Managing Director

[Signature Page to Stock Repurchase Agreement]

Schedule 1

Entity	Address

Summit Ventures VI-A, L.P.	Summit Partners 222 Berkeley Street, 18th floor Boston, MA 02116 Fax: (617) 824-1100 Attention: Robin Devereaux

Summit Ventures VI-B, L.P.	Summit Partners 222 Berkeley Street, 18th floor Boston, MA 02116 Fax: (617) 824-1100 Attention: Robin Devereaux

Summit VI Advisors Fund, L.P.	Summit Partners 222 Berkeley Street, 18th floor Boston, MA 02116 Fax: (617) 824-1100 Attention: Robin Devereaux

Summit VI Entrepreneurs Fund, L.P.	Summit Partners 222 Berkeley Street, 18th floor Boston, MA 02116 Fax: (617) 824-1100 Attention: Robin Devereaux

Summit Partners Private Equity Fund VII-A, L.P.	Summit Partners 222 Berkeley Street, 18th floor Boston, MA 02116 Fax: (617) 824-1100 Attention: Robin Devereaux

Summit Partners Private Equity Fund VII-B, L.P.	Summit Partners 222 Berkeley Street, 18th floor Boston, MA 02116 Fax: (617) 824-1100 Attention: Robin Devereaux

Summit Subordinated Debt Fund II, L.P.	Summit Partners 222 Berkeley Street, 18th floor Boston, MA 02116 Fax: (617) 824-1100 Attention: Robin Devereaux

Summit Investors VI, L.P.	Summit Partners 222 Berkeley Street, 18th floor Boston, MA 02116 Fax: (617) 824-1100 Attention: Robin Devereaux

[Schedule 1 to Stock Repurchase Agreement]

Summit Investors I, LLC	Summit Partners 222 Berkeley Street, 18th floor Boston, MA 02116 Fax: (617) 824-1100 Attention: Robin Devereaux

Summit Investors I (UK), L.P.	Summit Partners 222 Berkeley Street, 18th floor Boston, MA 02116 Fax: (617) 824-1100 Attention: Robin Devereaux

Bain Capital Fund VIII, LLC	Bain Capital Partners John Hancock Tower 200 Clarendon Street Boston, MA 02116 Fax: (617) 516-2010 Attention: Sean Doherty

BCIP Associates III, LLC	Bain Capital Partners John Hancock Tower 200 Clarendon Street Boston, MA 02116 Fax: (617) 516-2010 Attention: Sean Doherty

BCIP T Associates III, LLC	Bain Capital Partners John Hancock Tower 200 Clarendon Street Boston, MA 02116 Fax: (617) 516-2010 Attention: Sean Doherty

BCIP Associates III-B, LLC	Bain Capital Partners John Hancock Tower 200 Clarendon Street Boston, MA 02116 Fax: (617) 516-2010 Attention: Sean Doherty

BCIP T Associates III-B, LLC	Bain Capital Partners John Hancock Tower 200 Clarendon Street Boston, MA 02116 Fax: (617) 516-2010 Attention: Sean Doherty

[Schedule 1 to Stock Repurchase Agreement]

BCIP Associates-G	Bain Capital Partners John Hancock Tower 200 Clarendon Street Boston, MA 02116 Fax: (617) 516-2010 Attention: Sean Doherty

[Schedule 1 to Stock Repurchase Agreement]